Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of Nuveen Multistate Trust II:

Nuveen California Municipal Bond Fund
Nuveen California Insured Municipal Bond
Fund
Nuveen California High Yield Municipal Bond
Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund
Nuveen Massachusetts Insured Municipal Bond
Fund
Nuveen New Jersey Municipal Bond Fund
Nuveen New York Municipal Bond Fund
Nuveen New York Insured Municipal Bond
Fund

In planning and performing our audits of the financial statements of Nuveen Multistate Trust
II (comprised Nuveen California Municipal
Bond Fund, Nuveen California Insured
Municipal Bond Fund, Nuveen California High
Yield Municipal Bond Fund, Nuveen
Connecticut Municipal Bond Fund, Nuveen
Massachusetts Municipal Bond Fund, Nuveen
Massachusetts Insured Municipal Bond Fund,
Nuveen New Jersey Municipal Bond Fund,
Nuveen New York Municipal Bond Fund, and
Nuveen New York Insured Municipal Bond
Fund, hereafter referred to as the Funds) as of and for the periods ended February 28, 2007, in accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered the Funds internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
April 20, 2007